--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

                           Check the appropriate box:

                      [ ] Preliminary Information Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14c-5(d)(2))
                      [X] Definitive Information Statement

                         ITEC ENVIRONMENTAL GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                Payment of Filing Fee (Check the appropriate box)

                              [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:
2)    Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)    Proposed maximum aggregate value of transaction:
5)    Total fee paid:

               [ ] Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

                         Itec Environmental Group, Inc.
                            5300 Claus Road, Box 760
                               Riverbank, CA 95367

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement (the "Information Statement") is being furnished on or about February 21, 2007 to the holders of record as of the close of business on February 21, 2007 of the common stock of Itec Environmental Group, Inc. ("Itec" or the "Company").

Itec's Board of Directors has approved, and a total of 10 stockholders owning 67,581,905 shares of common stock outstanding as of February 5, 2007, have consented in writing to the action described below, which action, if taken will not, under Federal securities laws, rules and regulations, be effective until at least twenty (20) days after the mailing of this Information Statement to the shareholders of the Company. Such approval and consent constitute the unanimous approval of the board of directors of the Company and the consent of a majority of the total number of shares of issued and outstanding common stock of the Company and are sufficient under the Nevada General Corporation Law and under Itec's Bylaws to approve the corporate action. Accordingly, the authorized corporate action will not be submitted to the other stockholders of Itec for a vote; this Information Statement is being furnished to stockholders to provide them with certain information concerning the corporate action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

                          ACTION BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

GENERAL

Itec will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Itec will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Itec's common stock.

Itec will only deliver one Information Statement to multiple security holders sharing an address unless Itec has received contrary instructions from one or more of the security holders. Upon written or oral request, Itec will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 5300 Claus Road, Box 760, Riverbank, CA 95367, Attn:
Rodney S. Rougelot, CEO. Mr. Rougelot may also be reached by telephone (209) 843-3900 and fax (209) 863-9838.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Itec's Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of Itec's outstanding capital stock is required to effect the corporate action described herein. As of the record date, Itec had 131,156,548 voting shares of common stock issued and outstanding of which 66,889,839 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 10 current stockholders of the Company, are collectively the record and beneficial owners of 67,581,905 shares, which represents 52% of the issued and outstanding shares of Itec's common stock. Pursuant to Title 8, Section 228(a) of the Delaware General Corporation Law, the consenting stockholders consented to the actions described herein in a joint written consent, dated February 5, 2007. The consenting stockholders' names, affiliations with Itec, and their beneficial holdings are as follows:

                                                       Shares
                                    Beneficial Holder  Beneficially
Name                                and Affiliation    Held           Percentage
--------------------------------------------------------------------------------

Rodney S. Rougelot (1)              Director and CEO    26,530,000          20%
5300 Claus Road, Box 760
Riverbank, CA 95367

Gary De Laurentiis (2)              Director and CTO        59,727         .05%
5300 Claus Road, Box 760
Riverbank, CA 95367

David M. Otto (3)                   Director             6,417,925        4.89%
601 Union Street, Suite 4500
Seattle, WA 98101

Lawrence A. Krause (4)              Director               200,000         .15%
1001 Bayhill Drive, Suite 170
San Bruno, CA 94066

Cambridge Partners, LLC             None                 2,802,925        2.14%
601 Union Street, Suite 4500
Seattle, WA 98101

Capital Group Communications, Inc.  None                 1,657,006         1.7%
750 Bridgeway, Suite #A200
Sausalito, CA 94965

Excipio Group, S.A.                 None                 7,314,322        5.58%
13428 Maxella Ave., Suite 718
Marina del Rey, CA 90292

Hudson Investment Advisors, LLC     None                 5,000,000         3.8%
13428 Maxella Ave., Suite 718
Marina del Rey, CA 90292

Voting Trustee (5)                                      17,600,000        13.4%

Total:                                                  67,581,905          52%

(1) Under the terms of Mr. Rougelot's employment agreement, he is eligible to receive an aggregate amount of restricted common stock equal to a total of 44,000,000 shares. Of this amount, 26,400,000 shares have vested and have been issued. Mr. Rougelot also has a warrant to purchase 75,000 shares of common stock with a strike price of $0.06 per shares and a 10% convertible note totaling $25,000 which can convert at $0.0975 per share.

(2) Mr. De Laurentiis also has a warrant to purchase 15,636,111 shares of common stock with a strike price of $0.06 per share/cashless. Under the terms of Mr. De Laurentiis' employment agreement, he is entitled to receive an aggregate of up to 26,000,000 shares of common stock in the form of restricted grants of common stock and warrants.

(3) Mr. Otto is the principal of The Otto Law Group, PLLC ("OLG"). 3,917,925 shares of Mr. Otto's common stock total are held by OLG. Mr. Otto also has a warrant to purchase 1,000,000 shares of common stock with a strike price of $0.06 per share/cashless.

(4) Mr. Krause is also currently entitled to receive a warrant to purchase 14,625,000 shares of common stock with a strike price of $0.06 per share/cashless.

(5) Under the terms of Mr. Rougelot's employment agreement, he is eligible to receive an aggregate amount of restricted common stock equal to a total of 44,000,000 shares. Of this amount, 17,600,000 shares have not vested. In connection with an irrevocable proxy, David M. Otto has been appointed attorney-in-fact to vote the shares in connection with any shareholder meeting of Itec in accordance with, and under the direction of, the Company's Board of Directors.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 5, 2007, certain information regarding the ownership of Itec's capital stock by each director and executive officer of Itec, each person who is known to Itec to be a beneficial owner of more than 5% of any class of Itec's voting capital stock, and by all officers and directors of Itec as a group. Unless otherwise indicated below, to Itec's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within sixty (60) days of February 5, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 131,156,548 shares issued and outstanding on a fully diluted basis, as of February 5, 2007.


                                             AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     OF CLASS
--------------------------------------------------------------------------------

Rodney S. Rougelot (1)                            26,530,000            20%
5300 Claus Road, Box 760
Riverbank, CA 95367

Gary De Laurentiis (2)                                59,727           .05%
5300 Claus Road, Box 760
Riverbank, CA 95367

David M. Otto (3)                                  6,417,925          4.89%
601 Union Street, Suite 4500
Seattle, WA 98101

Ronald Domingue (4)                                        0             0%
600 Seminole Drive
Winter Park, FL 32789

Lawrence A. Krause (5)                               200,000           .15%
1001 Bayhill Drive, Suite 170
San Bruno, CA 94066

William Whittaker (6)                                      0             0%
8070 La Jolla Shores Drive, #508
La Jolla, CA 92037

Mario Sandoval (7)                                         0             0%
5300 Claus Road, Box 760
Riverbank, CA 95367

Frederick W. Smith, Jr.                              134,127           .10%
PO Box 11690
Oakdale, CA 95361

All officer and directors as a group (7 persons)  33,341,779          25.2%

(1) Under the terms of Mr. Rougelot's employment agreement, he is eligible to receive an aggregate amount of restricted common stock equal to a total of 44,000,000 shares. Of this amount, 26,400,000 shares have vested and have been issued. Mr. Rougelot also has a warrant to purchase 75,000 shares of common stock with a strike price of $0.06 per shares and a 10% convertible note totaling $25,000 which can convert at $0.0975 per share.

(2) Mr. De Laurentiis also has a warrant to purchase 15,636,111 shares of common stock with a strike price of $0.06 per share/cashless. Under the terms of Mr. De Laurentiis' employment agreement, he is entitled to receive an aggregate of up to 26,000,000 shares of common stock in the form of restricted grants of common stock and warrants.

(3) Mr. Otto is the principal of The Otto Law Group, PLLC ("OLG"). 3,917,925 shares of Mr. Otto's common stock total are held by OLG. Mr. Otto also has a warrant to purchase 1,000,000 shares of common stock with a strike price of $0.06 per share/cashless.

(4) Mr. Domingue is a partner at Arbor Malone, LLC. On August 14, 2006, Arbor Malone loaned $2,300,000 to the Company in the form of a short-term bridge loan. In connection with this loan, Arbor Malone received (i) warrants to purchase a total of 23,000,000 shares of common stock with a strike price of $0.12 per share and (ii) 10% convertible notes totaling $2,300,000 which can convert at $0.0975 per share. Upon conversion of the notes, Arbor Malone would be entitled to receive additional warrants to purchase a total of 12,458,333 shares of common stock with a strike price of $0.12 per share.

(5) Mr. Krause is also currently entitled to receive a warrant to purchase 5,000,000 shares of common stock with a strike price of $0.06 per share/cashless. Upon raising the additional $4,000,000 as contemplated in this Offering, Mr. Krause may be entitled to receive an additional warrant to purchase 7,500,000 shares of common stock, with a strike price of $0.06 per share/cashless.

(6) Mr. Whittaker is the general partner of Whittaker Capital Partners I, LP ("WCP"). WCP has (i) warrants to purchase a total of 14,047,500 shares of common stock, each with a strike price of $0.06 per share; and (ii) 10% convertible notes totaling $4,682,500 which can convert at $0.0975 per share. Mr. Whittaker was appointed as a director on February 1, 2007.

(7) Mr. Sandoval has been granted the option to purchase 24,000,000 shares of restricted stock with a strike price of $0.0975 per share.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) during the fiscal years ended December 31, 2006 and 2005 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2006 or 2005 fiscal years.

                                                  Annual Compensation                      Long-Term Compensation
                                                                                           Awards                  Pay-Outs
                                                                     Other                                                All
                                                                    Annual                 Securities                    Other
                                                                    Compen-   Restricted     Under-                     Compen
 Name and                                     Salary      Bonus     sation       Stock       Lying   Options/   LTIP    sation
 Principal Position                 Year       ($)         ($)        ($)      Award(s)       ($)     SARs (#) Payouts    ($)
 --------------------------------------------------------------------------------------------------------------------------------

 Rodney S. Rougelot (1)             2006   $330,000        -0-        -0-     26,400,000      -0-        -0-     -0-      -0-
 CEO and Director                   2005       -0-         -0-        -0-         -0-         -0-        -0-     -0-      -0-
 Appointed July 2006

 Gary De Laurentiis                 2006   $290,000        -0-        -0-         -0-         -0-        -0-     -0-      -0-
 Director and CTO                   2005   $290,000        -0-        -0-         -0-         -0-        -0-     -0-      -0-
 CEO during 2005 through July 2006.

 Frederick W. Smith, Jr.            2006   $144,000        -0-        -0-         -0-         -0-        -0-     -0-      -0-
 CFO                                2005   $144,000        -0-        -0-         -0-         -0-        -0-     -0-      -0-

 Mario Sandoval (2)                 2006   $300,000        -0-        -0-         -0-         -0-        -0-     -0-      -0-
 COO                                2005       -0-         -0-        -0-         -0-         -0-        -0-     -0-      -0-
 Appointed October 2006

(1) Under the terms of Mr. Rougelot's employment agreement, his annual salary is $330,000 and he is eligible to receive an aggregate amount of restricted common stock equal to a total of 44,000,000 shares. Of this amount, 26,400,000 shares have vested and have been issued. Mr. Rougelot also has a warrant to purchase 75,000 shares of common stock with a strike price of $0.06 per shares and a 10% convertible note totaling $25,000 which can convert at $0.0975 per share. Mr. Rougelot's employment began on August 1, 2006.

(2) Under the terms of Mr. Sandoval's employment agreement, his annual salary is $300,000. Mr. Sandoval's employment began November 6, 2006.

Stock Options Granted in Fiscal 2006

The following table sets forth certain information concerning grants of options made during fiscal 2006 to the named executive officers.

                       Number of
                      Securities              Percent of Total
                  Underlying Options         Options Granted to       Exercise or Base     Fair Market Value
      Name            Granted(#)             Employees in 2006          Price ($/SH)       on Date of Grant     Expiration Date
---------------------------------------------------------------------------------------------------------------------------------
      N/A                 N/A                       N/A                     N/A                   N/A                 N/A

      N/A                 N/A                       N/A                     N/A                   N/A                 N/A

Aggregate Stock Option Exercises and Year-End Option Value Table

The following table sets forth certain information concerning option exercises in fiscal 2006, the number of stock options held by the Named Executive Officers as of December 31, 2006 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

                   Number of
                    Shares                               Number of Unexercised                    Value of Unexercised
                  Acquired on        Value         Options Held at Fiscal Year-End(#)    In-the-Money Options at Fiscal Year-End
                                  Realized ($)
Name              Exercise (#)       (1)          Exercisable         Unexercisable       Exercisable           Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
N/A                   N/A             N/A              N/A                  N/A                N/A                    N/A
N/A                   N/A             N/A              N/A                  N/A                N/A                    N/A

---------------------------

Employment Agreement

On July 26, 2006, Gary M. De Laurentiis's employment agreement was approved by the Board of Directors of the Company, making him the new Chief Technology Officer.

Mr. De Laurentiis, 61, has previously served as the Chairman, President and CEO since founding the Company in 1999. Mr. De Laurentiis has been active in the plastics recycling business for nearly twenty (20) years. In partnership with the Chinese Government, he designed and built his first plastics recycling plant in 1987. In the years since, he has designed, remodeled, built and operated plants in Mexico, North Carolina, Ohio, Florida, California and Canada for both local governments and private industries. From 1992 to 1995, Mr. De Laurentiis worked directly with the State Government in Campeche Mexico, living on-site for eighteen (18) months while directing the entire project. In 1996, an Ohio based group recruited Mr. De Laurentiis to open a shuttered recycling plant. Mr. De Laurentiis left the company in 1999 to start Itec. From collecting, brokering, recycling and remanufacturing, to lobbying on behalf of the industry, Mr. De Laurentiis is intimately familiar with all levels of plastics recycling. The depth of Mr. De Laurentiis' knowledge and his continuing search for newer, safer and more efficient ways to recycle waste has earned him the respect of his peers and the many regulatory agencies charged with protecting the environment who regularly call upon him for advice. Mr. De Laurentiis is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company. Pursuant to the terms of the employment agreement, Mr. De Laurentiis shall receive an annual salary of Two Hundred and Ninety Thousand Dollars ($290,000) and shall receive equity in the Company equal to an aggregate amount of twenty-four million (24,000,000) shares of the Company's common stock, of which he has already received seventeen million nine hundred fifty-three thousand two hundred and eight (17,953,208) shares. Mr. De Laurentiis is also eligible to receive additional equity in connection with the successful performance of his duties.

As CTO, Mr. De Laurentiis shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination.

On July 31, 2006, Rodney S. Rougelot's employment agreement was approved by the Board of Directors of the Company, making him the new Chief Executive Officer. Mr. Rougelot was also appointed to the Board of Directors of the Company. Pursuant to the terms of the employment agreement, Mr. Rougelot shall receive an annual salary of Three Hundred Thousand Dollars ($300,000) and shall receive equity in the Company equal to eight percent (8%) of the Company's issued and outstanding stock. Mr. Rougelot is also eligible to receive additional equity in connection with the successful performance of his duties.

As CEO, Mr. Rougelot shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. As a director of the Company, he shall serve until the earlier of (i) his resignation, (ii) election of his successor or (iii) his removal by the shareholders of the Company.

Mr. Rougelot, 42, brings to Itec over 20 years of extensive experience in recycling, operations, finance, and mergers and acquisitions. Upon graduating from Harvard Business School, Mr. Rougelot founded Recycling Resource, LLC ("Recycling Resource"), which rapidly became one of the leading recycling companies in California. After Recycling Resource was acquired by Tomra Pacific, Inc. ("Tomra Pacific"), Mr. Rougelot served as President of the commercial division, building Tomra Pacific into one of the largest beverage container recyclers in the United States. Most recently, Mr. Rougelot was engaged through Stone Yamashita Partners as a strategic consultant with The Coca Cola Company. Mr. Rougelot is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company.

On October 19, 2006, Mario Sandoval's employment agreement was deemed effective by the Board of Directors of Itec Environmental Group, making him the new Chief Operating Officer and Executive Vice President of Operations.

Mr. Sandoval, 43, was previously the Senior Process Leader with Johns Manville in the BPS initiative, headquartered in Denver, Colorado. He was responsible for all aspects of the Plan to Make implementation. Prior to joining BPS, Mr. Sandoval was the Director of Strategic Engineering Programs and the Director of Operations for performance materials. Prior to joining Johns Manville in July of 2004, Mr. Sandoval was the Vice President and Supply Chain Leader for General Electric Polymershapes ("GE"). Previous positions Mr. Sandoval has held with GE include Global Manufacturing Leader for Crystalline Plastics, Master Black Belt and various operational leadership, quality and automation engineering roles. He started his career with GE on the Chemical/Metallurgical Management Training program. Mr. Sandoval has a Bachelor of Science degree in chemical engineering and computer science from New Mexico State University.

Mr. Sandoval, as COO and Executive Vice President of Operations of the Company, shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination. Pursuant to the terms of the employment agreement, Mr. Sandoval shall receive an annual salary of Three Hundred Thousand Dollars ($300,000) and shall receive equity in the Company of up to five percent (5%) of the Company's issued and outstanding stock based on his length of service to the Company. Mr. Sandoval is also eligible to receive additional equity in connection with the successful performance of his duties.

Mr. Sandoval is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company. Mr. Sandoval is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

Directors' Compensation and Non-Employee Director Agreement

None.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Itec which may result in a change in control of Itec.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the approved corporate action or in any action covered by the related resolutions adopted by the board of directors of the Company that is not otherwise shared by all other stockholders.

      NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS:

The following action was taken based upon the unanimous recommendation and approval of Itec's Board of Directors (the "Board") and the written consent of the consenting stockholders:

       AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE CORPORATE NAME AND
                      TO REVISE INDEMNIFICATION PROVISION

On February 5, 2007, Itec's board of directors and the holders of a majority of the outstanding shares of common stock of the Company, approved an amendment of the Company's Articles of Incorporation, as amended, to change the name of Itec from "Itec Environmental Group, Inc." to "ECO2 Plastics, Inc." (the "Name Change"). The decision to change the name of the Company reflects management's decision to have a company name that adequately reflects the purpose of and to describe the company's business, why it is different. Management intends that the Company will continue to pursue the development of plastics recycling, but believes that the name change communicates the Company's intent to adequately brand the Company and describe its image.

On February 5, 2007, Itec's board of directors and the holders of a majority of the outstanding shares of common stock of the Company, approved an amendment of the Company's Articles of Incorporation, as amended, to revise the indemnification provision in accordance with the Company's employment agreement with Rodney S. Rougelot to provide for maximum indemnification and limitation of liability to directors and officers under Delaware law.

The Company intends to file the amendment for the Name Change with the Secretary of State of Delaware within twenty (20) days after mailing a definitive Information Statement to the shareholders of the Company. The Company expects that the Name Change will take effect on the Over-the-Counter Bulletin Board (the "OTCBB"), the primary market on which the Company's securities are quoted, on or after twenty (20) days following the mailing of this Information Statement but in any event within thirty (30) days, subject to the approval of the SEC and NASDAQ. Additionally, upon approval by the SEC of the Name Change, the Company will file an announcement revealing the Company's new ticker symbol.

                      ADDITIONAL AND AVAILABLE INFORMATION

Itec is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                       STATEMENT OF ADDITIONAL INFORMATION

Itec's Annual Report on Form 10-KSB for the year ended December 31, 2005, Current Reports on Form 8-K filed January 5, 2007 December 22, 2006, October 23, 2006, September 21, 2006, September 20, 2006 and March 2, 2006, Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2005, March 31, 2006 and June 30, 2006, are incorporated herein by this reference.

Itec will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Itec pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                           COMPANY CONTACT INFORMATION

All inquiries regarding Itec should be addressed to Itec Environmental Group, Inc., 5300 Claus Road, Box 760, Riverbank, CA 95367, Attn: Rodney S. Rougelot, CEO. Mr. Rougelot may also be reached by telephone (209) 843-3900 and fax (209) 863-9838.

                                     Itec Environmental Group, Inc.

                                     By: /s/ Rodney S. Rougelot
                                         ---------------------------------------
                                     Rodney S. Rougelot, Chief Executive Officer
Dated: February 21, 2007